Exhibit 10.2

FIRST AMENDMENT TO SEVERANCE PROTECTION AGREEMENT

This First Amendment (the “Amendment”) is made as of July 29, 2026, between MarketAxess Holdings Inc., a Delaware corporation (the “Company”) and Ilene Fiszel Bieler (“Executive”). Capitalized terms used in this Amendment that are not defined herein shall have the meaning ascribed to them in the Severance Protection Agreement (as defined below).

WHEREAS the Company and Executive are parties to a severance protection agreement dated February 21, 2024 (a the “Severance Protection Agreement”);

WHEREAS, the Company and the Executive desire to amend the definition of “Good Reason” in connection with a change in control; and

WHEREAS, the Company and Executive hereby agree to amend the Severance Protection Agreement as follows.

NOW THEREFORE, in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	Amendments to Severance Protection Agreement.

(a)	Equity Vesting During the Change in Control Protection Period

Section 3(d) of the Severance Protection Agreement is hereby amended in its entirety to read as follows:

“(d) Equity Vesting. With respect to any outstanding equity or equity-based incentive awards held by the Executive under any Company equity incentive plans that are not vested as of the Termination Date: (A) any such award subject solely to time- or service-based vesting shall immediately vest in full, and (B) any such award subject to performance-based vesting shall immediately vest (x) for any performance period that is completed prior to the Termination Date based on actual performance, and (y) for any performance period that is not completed prior to the Termination Date, based on the target level of performance or, if greater, the level specified in the applicable merger agreement or other definitive transaction agreement in connection with the Change in Control. Executive’s outstanding equity awards shall otherwise be subject to the same terms and conditions that apply under the applicable equity plan and award agreements.”

(b)	Good Reason

Section 11(i) of the Severance Protection Agreement is hereby amended in its entirety to read as follows:

“‘Good Reason’ shall mean any of the following events that are not cured by the Company within thirty (30) days after the Company’s receipt of written notice from the Executive specifying the event claimed to be Good Reason (the “Cure Period”): (i) an adverse change in the Executive’s title; (ii) a material diminution in the Executive’s duties, authorities or responsibilities or the assignment to the Executive of duties or responsibilities that are materially adversely inconsistent with Executive’s then position; (iii) a reduction in the Executive’s Base Salary or annual target incentive bonus (as a percentage of Base Salary); (iv) a requirement by the Company that the Executive’s principal place of work be moved to a location more than fifty (50) miles away from its current location; (v) the Company provides written notice to the Executive of its intent not to renew this Agreement; (vi) the failure of the Company to obtain and deliver to the Executive a reasonably satisfactory written agreement from any successor to all or substantially all of the Company’s assets to assume and agree to perform this Agreement or (vii) the Executive no longer having the title, duties, authorities or responsibilities as Chief Financial Officer of a publicly traded company following the Change in Control. For the Executive’s resignation to be considered a resignation for Good Reason, the Executive shall be required to provide the Company with written notice of the existence of Good Reason no later than forty-five (45) days after the date on which the Executive has had, or should have had, actual knowledge of the event that is alleged to constitute Good Reason, the Company shall notify the Executive no later than the end of the Cure Period whether it agrees that a Good Reason event has occurred (and if it has occurred, whether the Company intends to cure it), and the Executive must provide written notice of resignation within ninety (90) days of the end of the Cure Period; provided, however, notwithstanding anything else set forth herein, in connection with a resignation for Good Reason based on the events set forth in (ii) or (vii) above, the effective date set forth in the written resignation notice from the Executive shall be no earlier than ninety (90) days following the effective date of the Change in Control.”

2.	Remaining Provisions. Except as expressly modified by this Amendment, the Severance Protection Agreement shall remain in full force and effect.

3.

Entire Agreement. The Severance Protection Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein and therein.

4.

Governing Law. This Amendment shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of New York without regard to the conflict of law provisions thereof.

5.

Counterparts. This Amendment and all documents contemplated by or delivered under or in connection with this Amendment may be executed and delivered in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

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IN WITNESS WHEREOF this Amendment has been executed by the parties as of the date first above written.

MarketAxess Holdings Inc.

By: /s/ Christopher R. Concannon
Name: Christopher R. Concannon
Title: Chief Executive Officer

Executive

/s/ Ilene Fiszel Bieler
Name: Ilene Fiszel Bieler

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